Exhibit 10.1

[ EXECUTION PAGE 1 ] THE PARTIES HEREIN have executed this agreement on the date above written. For and on behalf of ) CONCORDE INTERNATIONAL GROUP LIMITED ) /s/ Alan Chua Name: Alan Chua Designation: Director For and on behalf of BUSINESS RISK INVESTMENTS PTY LTD ) ) /s/ Ian Stewart Name: Ian Stewart Designation: Director

Software Purchase Agreement

THIS SOFTWARE PURCHASE AGREEMENT (this "**Agreement**") is made this 20th day of August 2025

BETWEEN

1) **CONCORDE INTERNATIONAL GROUP PTE. LTD.** (Co Reg No. 202322914R) a company incorporated in the Republic of Singapore and having its office at 3 Ang Mo Kio Street 62, #01-49 LINK@AMK, Singapore 569139, the Republic of Singapore (hereinafter referred to as **"Concorde"** or the **"Purchaser"**);

2) **BUSINESS RISK INVESTMENTS PTY LTD** (ACN 167 240 584) a company incorporated under the laws of Australia and registered with the Australian Securities and Investments Commission, and having its office at of 433 Morphett Street, ADELAIDE, South Australia, 5000 (hereinafter referred to as the "**Seller**").

[Collectively referred to as the "**Parties**"]

WHEREAS

A. The Seller (and/or its subsidiary(ies)) is the owner, developer and/or proprietor of the software package known as "Software Risk" (the "**Assets**"). "Assets" means the proprietary software suite of applications known as Software Risk, Release 2.3.0 (or later), including all modules, source code, object code, documentation, and associated materials, as further described in **Exhibits A** (Extract of Presentation of Assets) and **Exhibit B** (Software Risk – Assets), each of which is attached hereto and incorporated by reference into this Agreement; and

B. The Seller is prepared to sell, transfer and assign all its rights, title and interests in the Assets, and the Purchaser through its subsidiary(ies) desires to purchase from Seller the Assets and set up a consultancy arrangement at its discretion to manage and operate the Assets; and

C. Purchaser and Seller desire to enter into this Agreement for the purpose of setting forth their mutual understandings and agreements with respect to the foregoing .

D. ***Binding Effect; Single Agreement.*** The Parties acknowledge and agree that this Agreement (together with its Schedules and Exhibits, and any Ancillary Documents expressly identified herein) is a complete, definitive and binding agreement upon execution, and no additional "final" or "further" asset transfer agreement is required to create enforceable obligations. Any additional instruments executed after the date hereof shall be limited to ministerial or mechanical documents necessary to perfect registrations,

assignments, or filings and shall not amend, expand, or condition the consideration, risk allocation, or obligations set out in this Agreement. For clarity, this Section is limited to ministerial or mechanical actions and does not constitute an agreement to negotiate, execute, or deliver any additional definitive agreement as a condition to enforceability of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. GENERAL OBLIGATIONS

1.1 This Agreement shall be effective as of 30 June 2025 (hereinafter referred to as the "**Effective Date**").

1.2 The Seller shall furnish all assistance to the best of its endeavours to work with the Purchaser providing its technical expertise in developing the software package Software Risk to prepare a comprehensive list of the items comprised in the Assets which is further referred to in clause 2 herein.

1.3 The Purchaser shall to the best of its endeavours work with the Seller to prepare the necessary contractual and other associated documentation for purposes of finalising the sale, purchase, transfer and closing the transaction provided for in this agreement.

1.4 Parties' intention is to finalise the required documentation and close the proposed transactions broadly on the terms as agreed to herein.

2. PURCHASE AND SALE OF ASSETS

2.1 Upon the terms and subject to the conditions set forth in this Agreement, at the closing, Seller shall sell, transfer, assign, convey, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the Assets, free and clear of all liens, claims and encumbrances of any nature whatsoever. "Assets" means all right, title, and interest in the proprietary software suite of applications known as '***Software Risk***' Release 2.3.0 (or later), including all modules, source code, object code, documentation, and associated materials, as further described in **Exhibits A** (Extract of Presentation of Assets) and **Exhibit B** (Software Risk – Assets).

2.2 The Seller has represented and described Software Risk as a cloud-based SaaS solution for intelligent, organised and sustainable facilities management. The suite of software and modules include:

a. Software Risk (a.k.a. Facility Risk) – Overall operating platform and Facility Management Software
b. Security Risk - Security Guard Operations Software
c. Cleaning Risk - Cleaning Operations Software

BUSINESS RISK INVESTMENTS

CONCORDE INTERNATIONAL GROUP PTE. LTD.

d. Maintenance Risk – Maintenance / Field Management Operations Software
e. All works relating to subsequent Software which have been worked on (part of roadmap)
f. All works relating to Smart Sensors & IoT Hardware Integration

The representations and presentation of the Assets is attached in **Exhibit A**, which would form the basis of the Seller's representations of the Assets in the purchase agreement.

2.3 The Assets included in the purchase agreement shall comprise but not be limited to the following:

a. Leases and licenses, as applicable
b. All goodwill in and/or associated with Software Risk whether trademarked or otherwise,
c. The benefit of all ongoing valid contracts and/or licences issued to any prior parties utilising the Asset,
d. All access levels
e. The Software and code known as Software Risk and embedded platform and associated access levels and enduring rights to use the software known as Software Risk, and any other variations held
f. Trademarks relating to Software Risk

The Assets is described in more detail in **Exhibit B**, are provided by the Seller as the final listing which shall form the basis of the subject matter in the asset purchase agreement.

2.4 The handover of the Assets should be in essentially three stages from the date of this Agreement:

Initial Stage (Weeks 1–4)

- Finalization and execution of the contractual documentation relating to the asset purchase arrangement.
- Upon execution of this Agreement, Dr. Dennis Hooijmaijers will be appointed Chief Technology Officer/Consultant under a separate agreement for a minimum three-month term, with an option to extend for an additional three months. In this role, he will manage the day-to-day operations of Software Risk and provide guidance and training to the team on its operation, maintenance, and development. If Dr. Hooijmaijers is not appointed within 30 days from the date of this Agreement (excluding any required notice period), the Parties will promptly and in good faith agree on an alternative CTO candidate.
- Purchaser shall make payment in the amount of the Initial Payment.
- Seller shall hand over the Assets as stated in the final confirmed listing as per Exhibit B whilst retaining its legal rights.

- Purchaser shall be permitted full usage, access and commercial operations of the Assets.

Interim Stage (Months 2–5)

- During the interim stage, Parties shall be working together to ensure the smooth running and commercial operation of Software Risk including as the case may marketing of the software to third parties.
- Seller works closely with Purchaser to finalize all documents required for the Final Stage, including preparation of legal transfer and assignment documents (bills of sale, deeds of assignment, etc.
- Purchaser prepares and arranges documentation required for the issuance of consideration shares and related documents, to be executed by all relevant parties.

Final Stage / Closing (Month 6)

- All contractual documentation shall be signed off by all relevant parties.
- Handover of all Assets, including the exchange of all legal documents vesting ownership and rights in Software Risk to the Purchaser or Purchaser's nominee.
- Signing of documentation relating to the commission receivable by the Seller as part of the consideration.
- Seller's issuance of all warranty(ies) applicable in respect of Software Risk and/or corporate liability(ies).
- Seller shall also undertake to delete or change any of their company(ies) or product(s) where there is a reference to Software Risk.

The Seller shall retain legal title to all Assets until full payment and issuance of shares have been completed. Any access granted to the Purchaser prior to completion of full payment and share issuance shall be provided under a non-exclusive, revocable license.

3. CONSIDERATION

The consideration for the sale and purchase of the Assets shall comprise of the following:

3.1 Payment in cash in the amount of AUD50,000 (Australian Dollars Fifty Thousand Only);

3.2 100,000 (One Hundred Thousand) restricted Class A Ordinary Shares of Concorde International Group Ltd. (NASDAQ Ticker Symbol: CIGL) subject to lock-up provisions for 12 months (from the Effective Date) with full restrictions on transfer, sale, or assignment; and

3.3 10% revenue share in the income generated via the Software Risk platform in Australia market for a period of 12 months (from the date of this agreement).

Provided that, all consideration payable under this Agreement for the sale and purchase of the Assets shall be paid directly to the Seller. Any arrangements for the payment of commissions, bonuses, or other compensation to employees, consultants, or other third parties shall be the sole responsibility of the party making such arrangements and shall not form part of this Agreement. The Purchaser shall have no liability or responsibility for any such payments, and the Seller shall indemnify the Purchaser against any claims or liabilities arising from or in connection with any such arrangements.

4. PAYMENT TERMS

4.1 Payment in cash in the amount of AUD50,000 (Australian Dollars Fifty Thousand Only) shall be made within 7 days of the date of this Agreement.

4.2 100,000 (One Hundred Thousand) restricted Class A Ordinary Shares of Concorde International Group Ltd. (NASDAQ Ticker Symbol: CIGL) shall be issued to the Seller or its nominee(s) at Closing, upon the transfer of all legal interest and rights in Software Risk. Such issuance shall occur within 6 months from the date of this Agreement. These shares shall be subject to lock-up provisions for a period of 12 months from the Effective Date, during which time there shall be full restrictions on transfer, sale, or assignment. In the event that the shares are not issued in accordance with this Agreement, the Purchaser shall, upon the Seller's written request, pay the Seller or its designated nominees a cash amount equal to the number of shares not issued, multiplied by a price of no less than $4.00 per share. Such written request must be made by the Seller within ninety (90) days following the end of the share transfer window. Payment shall be made in full within thirty (30) days of the Purchaser's receipt of such request.

5. CONDITIONS PRECEDENT / SUBJECTS

5.1 Parties shall provide each other with proof of their corporate existence via business extracts from their relevant corporate registries or certificates of incorporation / incumbency.

5.2 The engagement of a Chief Technology Officer / Consultant is a key factor in the proposed transaction. Therefore, the confirmed appointment of the Chief Technology Officer / Consultant is a crucial condition precedent to the proposed transaction. If Dr. Dennis Hooijmaijers is not appointed within 30 days from the date of the finalisation and execution of this Agreement (excluding any required notice period), the Parties will promptly and in good faith agree on an alternative CTO candidate.

5.3 The Seller agrees that it shall be subject to specified agreed restrictions during a period referred to as a Restraint Period, during the

BUSINESS RISK INVESTMENTS

CONCORDE INTERNATIONAL GROUP PTE. LTD.

Restraint Period, it shall not, directly or indirectly, develop, market, or offer any software or solution that is materially similar to, or in competition with, the Software Risk suite of applications (including any of its modules or components), in any jurisdiction worldwide. This restriction shall not prevent the Seller from engaging in the development, marketing, or offering of software or consulting services that are unrelated to the Software Risk suite or its intended use.

The Restraint Period as referred to in clause 5.3 herein shall be defined as follows:

Restraint Period. *The "Restraint Period" commences on the date of the Seller's receipt of payment in accordance with clauses 3.1 and 4.1 herein, and ends on the later of:*
(a) the date that is twelve (12) months after the Closing Date; and
(b) the date on which all contractual restrictions on the Seller's ability to sell, transfer or otherwise dispose of the Consideration Shares (the Lock-Up Restrictions) have lapsed in full; provided that any portion of the Restraint Period that exceeds twelve (12) months shall apply only while the Lock-Up Restrictions remain in effect, and shall automatically expire immediately upon their lapse.
For the avoidance of doubt: (i) if the Lock-Up Restrictions end on or before the twelve (12) month anniversary of Closing, the Restraint Period ends on that twelve (12) month anniversary; and (ii) if the Lock-Up Restrictions continue beyond that anniversary, the Restraint Period continues only until the Lock-Up Restrictions end.

6. INDEMNIFICATION

Each Party hereto agrees to indemnify the other, its successors and assigns, against and hold them free and harmless from and in respect of any loss or liability or any legal or other cost or expense arising from or resulting by reason of the gross negligence or wilful misconduct of such party. Such party's obligation shall survive the termination of this Agreement.

7. REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants to the other as follows:

a) It has the full power and authority to execute, deliver and perform this agreement.

b) Its execution and performance of this Agreement do not and will not contravene any provision of its Articles of Incorporation and By Laws or any equivalent constitutive document, do not and will not violate any applicable laws or regulations of the jurisdiction of its incorporation or organization, and do not conflict with or result in a

breach of any contract, agreement or other obligation to which it is a party or for which it may be bound.

c) All consents, approval, authorization, declarations, filings and registrations necessary for its due execution, delivery and performance of this agreement have been obtained or affected and all such consents, licenses, approvals, authorization, filings and registration remain in full force and effect as of the date hereof.

8. Termination

8.1 Either Party may terminate this Agreement by providing written notice to the other Party if the other Party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice specifying the nature of the breach. Upon mutual agreement in writing, the Parties may also terminate this Agreement at any time. In the event of termination under this clause, neither Party shall have any further liability to the other except for obligations that expressly survive termination and except for any liability arising from a breach occurring prior to termination.

8.2 If the Purchaser fails to execute the final contractual documents or make the required payment within sixty (60) days from the date of execution of this Agreement, the Seller shall have the right to terminate this Agreement by providing written notice to the Purchaser. In such event, the Seller may retain certain partial consideration paid by the Purchaser.

9. ARBITRATION

Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (SIAC) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (SIAC Rules) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

The seat of the arbitration shall be [Singapore].

The Tribunal shall consist of a single arbitrator.

The language of the arbitration shall be in English.

[In respect of any court proceedings in Singapore commenced under the International Arbitration Act 1994 in relation to the arbitration, the parties agree (a) to commence such proceedings before the Singapore International Commercial Court (the SICC); and (b) in any event, that such proceedings shall be heard and adjudicated by the SICC.

This contract is governed by the laws of Singapore.

10. ILLEGALITY

If any provision contained in this agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be deemed to be deleted from this agreement and the remaining provision(s) of this agreement shall remain in full force and effect.

[*EXECUTION PAGE*]

THE PARTIES HEREIN have executed this agreement on the date above written.

For and on behalf of)
CONCORDE INTERNATIONAL GROUP LIMITED)

/s/ Alan Chua
Name: Alan Chua
Designation: Director

For and on behalf of)
BUSINESS RISK INVESTMENTS PTY LTD)

/s/ Ian Stewart
Name: Ian Stewart
Designation: Director

EXHIBIT A
[Extract of Presentation of Assets]


SoftwareRisk
HOW IT WORKS?
SOFTWARE RISK PLATFORM
COMMAND CENTRE
(Desktop & Mobile Version)
Operations
CLOUD STORAGE
CLIENT PUBLISHING & REPORTING
TASK REQUEST
TASK PERFORMANCE DATA
USER APPs PERFORM TASK


SoftwareRisk
MAJOR SOFTWARE RELEASES
Software and Platform Development Started
2018
2020
2021
2022
2023
Launch of Security Risk
Release 1.0.0
Release 1.2.0
Release 1.5.0
Release 1.6.0
Release 1.7.0
Release 1.8.0
Release 2.2.0
Release 2.3.0
Launch of New Generation Platform
Dashboard and Calendar allows one-glance operational view


SoftwareRisk
MAJOR SOFTWARE RELEASES
Release 1.7.0
Virtual Patrol
2022
Release 1.6.0
Patrol management within multi storey buildings
Able to create check points and map patrol routes on images such as floor plans and site plans
Release 1.8.0
Attendance tracking
New Languages support for Vietnamese, Bahasa Indonesia, Bahasa Malaysia
Biometric Login enabled
English
Bahasa Indonesia
Malay
Tiếng Việt


Recent Product Releases (2023)
Release 2.2.0
Modernise new User Interface look and feel
Sensor Integration
Dashboard and Calendar allows one-glance operational view
Enhance Visitor Management System – customise visitor types
2023
Release 2.3.0
Integration with hardware sensors to allow for:
Capturing data
Integration with Robotic hardware to perform tasks and raise incidents
Upgraded visitor management, task and event management functionalities
NEXT
AI

EXHIBIT B
[Software Risk - Assets]

The following shall comprise the list of items forming the subject matter for the sale and purchase of the proprietary software suite of applications known as '***Software Risk***' Release 2.3.0 (or later), (also referred to as the "**Assets**"):

a. The software and full source code known as Software Risk and embedded platform and associated access levels and enduring rights to use the software known as Software Risk, and any other variations held

b. Leases and licenses utilised in the source code of Software Risk, as applicable

c. All goodwill in and/or associated with Software Risk whether trademarked or otherwise,

d. The benefit of all ongoing valid contracts and/or licences issued to any prior parties utilising the Asset,

e. All access levels

f. Trademarks relating to Software Risk

g. Compiled object code/executables

h. API documentation (RESTful APIs)

i. Database schema (PostgreSQL) and seed data

j. Technical and user documentation

k. System architecture and data flow diagrams

l. Proprietary frameworks or internal libraries (to be listed separately and fully disclosed)

m. Open-source components (to be listed separately and fully disclosed with applicable license terms)

BUSINESS RISK INVESTMENTS

CONCORDE INTERNATIONAL GROUP PTE. LTD.

n. Full access to and eventual full handover of Software Risk's digital process on GCP (google cloud platforms)

The following shall comprise the list of items NOT included in the proposed sale, purchase and transfer:

a. Any hardware

b. Any goodwill not associated with Software Risk

c. Any domain and trading names not associated with Software Risk